UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 20, 2025

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 20, 2025, Augusta Gold Corp. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement/management information circular on Schedule 14A, as filed with the U.S. Securities and Exchange Commission (“SEC”) on September 18, 2025. A total of 59,884,859 shares of common stock of the Company (“Common Shares”), representing approximately 69.69% of the issued and outstanding Common Shares as at the record date of September 12, 2025 (the “Record Date”) were voted at the Special Meeting either in person or represented by proxy.

Proposal One – Merger Resolution

The resolution (the “Merger Resolution”) approving the transactions set forth in that certain Agreement and Plan of Merger, dated as of July 15, 2025 (as amended from time to time, the “Merger Agreement”) by and among the Company, AngloGold Ashanti (U.S.A.) Holdings Inc., a Delaware corporation (“Parent”), Exploration Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and joined by AngloGold Ashanti Holdings plc, a public limited company existing under the laws of the Isle of Man (“HoldCo”), for the limited purposes specified in the Merger Agreement, pursuant to which Parent, Merger Sub and Augusta Gold intend to effect a merger of Merger Sub with and into Augusta Gold (the “Merger”), with Augusta Gold surviving the Merger as a wholly-owned subsidiary of Parent, was approved by (i) approximately 69.44% of the issued and outstanding Common Shares as of the Record Date; and (ii) approximately 99.37% of the Common Shares voted at the Special Meeting, after excluding votes from certain related parties required to be excluded in accordance with section 8.1(2) of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (the “Disinterested Stockholder Approval”).

The results of the voting on this matter were as follows:

Merger Resolution:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
59,670,143	94,195	120,521	0

Disinterested Stockholder Approval:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
33,987,588*	94,195	120,521	0

*	- 25,682,555 Common Shares excluded

Proposal Two – Advisory Compensation Proposal

The resolution to approve, solely on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger was passed.

The results of the voting on this matter was as follows:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
50,620,475	221,528	9,042,856	0

Proposal Three – Adjournment Proposal

A quorum being present at the Special Meeting and all matters having passed, the resolution to adjourn the Special Meeting to a later date, not being necessary, was not put before the stockholders for a vote.

Item 7.01. Regulation FD Disclosure.

On October 20, 2025, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the U.S. Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated October 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: October 20, 2025	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	General Counsel

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